Exhibit 10.1

AMENDMENT NO. 1 TO

SEVENTH AMENDED AND RESTATED ADVISORY AGREEMENT

This Amendment No. 1 to the Seventh Amended and Restated Advisory Agreement is dated June 21, 2018, between Sterling Real Estate Trust d/b/a Sterling Multifamily Trust, an unincorporated North Dakota business Trust (the “Company”) Sterling Properties, LLLP, d/b/a Sterling Multifamily Properties, LLLP, a North Dakota limited liability limited partnership (“Operating Partnership”) and Sterling Management, LLC, a North Dakota limited liability company (the “Advisor”).

WHERAS, on March 29, 2018, the Board of Trustees adopted the Seventh Amended and Restated Advisory Agreement (the “Advisory Agreement”) with an effective date of January 1, 2018 and a term not to exceed one year.

WHEREAS, the Board of Trustees expressed their desire to have the Advisory Agreement run for a one-year term beginning in March, when the Advisor Performance Report is completed and reviewed, instead of dating the Advisory Agreement retroactively to a prior date.

WHEREAS, the Board of Trustees recommended extending the term of the Seventh Amended and Restated Advisory Agreement to run through March 31, 2019. Any future Agreements will run for one year beginning April 1 of the then current year.

NOW THEREFORE, the Seventh Amended and Restated Advisory Agreement is hereby amended to extend the term of the Agreement to March 31, 2019.

Adopted by the Board of Trustees

June 21, 2018

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

COMPANY:

STERLING REAL ESTATE TRUST

D/B/A STERLING MULTIFAMILY TRUST

By:	/s/ Bruce W. Furness

Name:

Title:

OPERATING PARTNERSHIP:

/
STERLING MULTIFAMILY PROPERTIES, LLLP

D/B/A STERLING PROPERTIES, LLLP

By:	/s/ Bruce W. Furness

Name:

Title:

ADVISOR:

/s/
STERLING MANAGEMENT, LLC

By:	/s/Ryan M. Downs

Name:

Title:

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